Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

For good and valuable consideration, BioXcel Therapeutics, Inc. (the “Company”) and Matthew Wiley (“Employee”) enter into this Separation Agreement and General Release (this “Agreement”), to take effect on the Effective Date (as defined below in Section 8).

1.             Separation of Employment; Acknowledgements.

(a)            Employee’s employment with the Company terminated effective October 2, 2024 (the “Separation Date”). Employee has received all wages and benefits, including unused vacation or paid time off (to the extent required by applicable law), accruing through the Separation Date, less applicable taxes and withholdings. Employee has also received reimbursement for all reimbursable business expenses incurred by Employee prior to the Separation Date, in accordance with Company policy. By signing below, Employee acknowledges that, with the payments and benefits set forth in this Section 1, Employee has received all payments and benefits, including all salaries, commissions, bonuses and other incentive pay, vacation, and other benefits, due in connection with Employee’s employment, and the Company does not owe Employee any additional payments or benefits, except as provided below and except with respect to Employees vested options to purchase common stock of the Company, which options shall be governed by the terms of the applicable governing option agreement and equity plan. Employees were assessed and selected for separation based on the selection criteria described in Appendix A, which is incorporated herein by reference. Appendix A also sets forth a list of all Company employees by job title and age, and whether selected or not selected for separation as part of the Program.

(b)            Employee acknowledges and agrees that, in accordance with the terms of the Executive Employment Agreement between Employee and the Company dated January 12, 2022 (the “Employment Agreement”), on the Separation Date Employee resigned from all offices and directorships held with the Company or any of its subsidiaries.

2.             Separation Pay. Provided Employee timely executes this Agreement and timely returns to the Company, and does not revoke (as provided below in Section 8), such executed Agreement, and further provided Employee fully complies with Employee’s obligations herein, including Section 7, and the terms of Section 12 and 13 of the Employment Agreement, the Company will provide Employee with the severance payments and benefits set forth in Section 8(b) of the Employment Agreement (the “Separation Pay”), which amounts will be provided to Employee at the times set forth in the Employment Agreement. The Company reserves the right to pay the severance payments and benefits set forth in section 8(b) on a continuous payment or can accelerate the payments with Board approval at any time during the payment period.

Employee agrees that all payments made under this Agreement are due solely from the Company and not from Insperity PEO Services, L.P. (“Insperity”). Insperity has no payment obligation hereunder even though it may process the payment.

3.             General Release of Claims. Employee, for Employee and Employee’s agents, successors, heirs and assigns (all of whom are hereinafter individually and collectively referred to in this Section as “Releasors”), hereby releases, remises and forever discharges the Company and any of its subsidiaries, parent companies, affiliates, related companies, divisions, predecessors, successors, interests, assigns, and/or entities in which each has an ownership interest, and each of their future, present, and former members, directors, trustees, agents, servants, shareholders, employees, officers, representatives, attorneys, investors and insurers, and each of their respective heirs, successors, executors and administrators, and all persons acting by, through, under and/or in concert with any of the foregoing (all of which are hereinafter individually and collectively referred to in this Section as “Released Parties”) of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, from the beginning of time up to and including the date that Employee executes this Agreement, including but not limited to claims for:

(a)            violation of any written or unwritten contract, agreement, policy, benefit plan, retirement or pension plan, option plan, severance plan, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration (including any equity, ownership interest, management fee, carried interest, partnership interest, distributions, dividends or participation or ownership in any business venture related to the Company); and/or

(b)            discrimination, harassment, or retaliation on the basis of any characteristic protected under law, including but not limited to race, color, national origin, sex, pregnancy, sexual orientation, gender identity, religion, disability, marital or parental status, age, union activity or other protected activity; and/or

(c)            denial of protection or benefits under any statute, ordinance, executive order, or regulation, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers’ Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the False Claims Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Fair Credit Reporting Act, the Connecticut Fair Employment Practices Act, the Connecticut Act Concerning Pay Equity and Fairness, the Connecticut Personnel Files Act, the Connecticut Family and Medical Leave Act, the Connecticut Workers’ Adjustment and Retraining Notification Act, the Connecticut Paid Sick Leave law, Connecticut wage laws, each as amended, and any other federal, state or local statute, ordinance, order, constitution, or regulation regarding employment, termination of employment, discrimination, harassment, retaliation, notice, or wage and hour matters; and/or

(d)            violation of any public policy or common law of any state relating to employment or personal injury, including but not limited to claims for wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, negligence, fraud, and interference with contract.

Employee affirms that as of the date of Employee’s signature below, no action or proceeding covered by this Section was pending against any of the Released Parties.

4.             Confidential Information; Non-Disparagement. Employees acknowledges that during Employee’s employment with the Company, Employee acquired and developed knowledge of, and information constituting or concerning, confidential and proprietary information of the Company and other Released Parties. Subject to Section 5, Employee agrees that Employee, for so long as such confidential and proprietary information is and remains confidential and is not generally known to the public or in the industry, excluding disclosure to the public through unlawful means: (a) will not disclose any such information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever unless authorized in writing to do so by the Company; and (b) will not use any such information for Employee’s own benefit or the benefit of any person, firm, corporation, association or other entity. In furtherance of the foregoing, Employee agrees to continue to comply with Sections 12 and 13 of the Employment Agreement following the Separation Date. Following the Separation Date, Employee agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its affiliates or that are otherwise disparaging of any of the Company, its affiliates or any of their past or present officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards.

5.             Protected Rights. Nothing in this Agreement is intended to or shall prohibit Employee from: (i) making a disclosure to, cooperating with, or receiving an award from the Securities and Exchange Commission, Commodity Futures Trading Commission or Department of Justice; (ii) filing a charge with, cooperating with, providing relevant information to, or otherwise participating or assisting in an investigation conducted by any federal, state or local governmental or regulatory body or official(s) or self-regulatory organization regarding an actual or possible violation of any law or regulation, including the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and any other analogous state or local governmental agency, provided, however, Employee releases Employee’s right to receive damages or other relief awarded in any such proceeding; (iii) filing a claim for unemployment insurance or workers’ compensation benefits; (iv) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, subject to Section 7; or (v) engaging in any other protected conduct or filing claims that cannot be waived by applicable law. Employee understands that nothing in this Agreement prevents Employee from enforcing this Agreement, cooperating with any government investigation or reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation or releases any right to receive an award for information provided thereunder. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

6.             Return of Company Property. Employee is required to return to the Company all Company-owned property in Employee’s possession, custody or control (including in Employee’s home, automobile and elsewhere), including, but not limited to, badges, keys, access cards, credit cards, cell phones, computer equipment, and any other Company documents, materials, and electronically stored information. By signing this Agreement, Employee represents and warrants that all such property has been returned, unless the Company otherwise permits Employe to retain such property for purposes of Employee’s consulting relationship with the Company.

7.             Cooperation. Employee agrees to reasonably cooperate with and make himself available on a continuing basis to the Company and its representatives and legal advisors in connection with any matters in which Employee is or was involved or any existing or future claims, investigations, administrative proceedings, lawsuits and other legal matters, including, but not limited to, In the matter of BioXcel Therapeutics. Inc. (B-03717, and any private securities class action or derivative matters), as reasonably requested by the Company. Employee also agrees that within three business days of receipt (or more promptly if reasonably required by the circumstances) Employee shall send the Company copies of all correspondence (including, without limitation, subpoenas) received by Employee in connection with any legal proceedings involving or relating to the Company, unless Employee is expressly prohibited by law from doing so. Employee agrees that Employee will not cooperate with any third party in any actual or threatened claim, charge, or cause of action of any nature whatsoever against any Released Party unless required to do so by law.

8.             Effective Date; Revocation Period. To accept this Agreement, Employee must sign this Agreement no earlier than the Separation Date and no later than forty-five (45) days following the date on which Employee receives this Agreement. Any changes to this Agreement, whether material or immaterial, shall not extend the time that Employee has to review and sign this Agreement. Employee has the right to revoke this Agreement for up to seven (7) days after Employee signs this Agreement (the “Revocation Period”). In order to revoke this Agreement, Employee must sign and send a written notice of the decision to do so, addressed to Javier Rodriguez, SVP - Chief Legal Officer, at the Company’s headquarters, and that written notice must be received by Mr. Rodriguez no later than the seventh (7th) day after Employee signed this Agreement. This Agreement will become effective on the eighth (8th) day after Employee has timely signed this Agreement, provided Employee has timely provided the Company with a signed copy of the Agreement and not revoked this Agreement as provided herein (the “Effective Date”). If Employee does not timely sign or provide the Company with an executed copy of this Agreement or if Employee timely revokes this Agreement, the Agreement shall be null and void, and Employee will not be entitled to any of the Separation Pay. Employee acknowledges that Employee is releasing any claims Employee may have under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

9.             Miscellaneous.

(a)            Assignment: The Company may assign this Agreement and such assignment will take effect for the benefit of any successors or assigns of the Company created by merger, reorganization, and sale of assets or otherwise. Employee hereby consents and agrees to such assignment and enforcement of such rights and obligations by the Company’s successors or assigns, without further action required. This Agreement shall inure to the benefit of and shall be enforceable by each Released Party and the Company’s successors and assigns.

(b)            No Admission: This Agreement is not, and shall not be construed to be, an admission of liability, culpability or any other legal conclusion.

(c)            Governing Law: This Agreement shall be interpreted, enforced and governed under the laws of the State of Connecticut exclusively, without reference to any conflict of laws rule that would result in the application of the laws of any other jurisdiction.

(d)            Entire Agreement: This Agreement constitutes the entire understanding between the parties regarding Employee’s separation from employment with the Company and supersedes any prior written or oral agreements regarding such employment; provided, that, nothing in this Agreement shall supersede Section 12 or 13 of the Employment Agreement. Employee also acknowledges that there are no representations by the Company, oral or written, which are not set forth in this Agreement upon which Employee relied in signing this Agreement. This Agreement cannot be modified or amended except by written agreement signed by both Employee and the Company.

(e)            Construction: If any provision of this Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions of the Agreement shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

10.            Acknowledgment. Employee acknowledges that (a) Employee has carefully reviewed this Agreement and understands its meaning; (b) Employee is herein being advised in writing by the Company to consult with an attorney in conjunction with this Agreement; (c) Employee has been given a period of at least forty-five (45) days within which to review and consider this Agreement, and the parties expressly agree that such review period shall not be extended upon any material or immaterial changes to the Agreement; (d) Employee further understands that if Employee signs this Agreement prior to the end of the forty-five (45) day review period, Employee voluntarily waives the remainder of such review period; and (e) Employee is signing this Agreement knowingly, willingly, and without duress.

* Signature Page Follows *

To be valid and binding, Employee must sign and return a copy of this Agreement to the Company at its headquarters no earlier than the Separation Date and no later than forty-five (45) days after Employee’s receipt of this Agreement. If this Agreement is not signed by Employee and provided to the Company within such window, Employee will not be eligible for any Separation Pay set forth herein. Intending to be legally bound by this Agreement, the parties have provided their signatures on the dates indicated below.

COMPANY

BioXcel Therapeutics, Inc.

Signature:	/s/ Brian McKenna	Date:	10/3/2024
Title:	Vice President, Head of Human Resources

EMPLOYEE

Signature:	/s/ Matthew Wiley	Date:	10/3/2024
Print Name:	Matthew Wiley